UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 27, 2021

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Mirion Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

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Delaware	001-39352	83-0974996
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1218 Menlo Drive Atlanta, Georgia 30318

(Address of Principal Executive Offices)

(770) 432-2744

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MIR	New York Stock Exchange
Redeemable warrants to purchase Class A common stock	MIR WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2021, Mirion Technologies, Inc. (the “Company”) approved various compensation-related items for certain of the Company’s senior executives, including compensation packages and agreements for the Company’s Chief Executive Officer and the Company’s other named executive officers (collectively, the “NEOs”).

Chief Executive Officer Amended Employment Agreement

The Compensation Committee of the Board of Directors (the “Committee”) recommended for approval, and the Board of Directors (the “Board”) approved, an amendment effective as of December 27, 2021 (the “Employment Agreement Amendment”) to the Amended and Restated Employment Agreement dated August 13, 2021 between the Company and the Company’s Chief Executive Officer, Thomas Logan (the “Employment Agreement”). The Employment Agreement Amendment provides for a base salary of $700,000 and a target bonus of 100% of base salary (with the potential to earn up to 150% of base salary). The Employment Agreement Amendment also provides that, beginning in calendar year 2022 and for each subsequent calendar year occurring during Mr. Logan’s employment term, Mr. Logan will be eligible to be considered for annual long-term equity incentive grants having a target total grant date value equal to $2,700,000 (which, for calendar year 2022, will be in the form of two-thirds time-vesting restricted stock units (“RSUs”) and one-third performance-vesting restricted stock units (“PSUs”)). As described more fully below, Mr. Logan also received an equity grant on December 27, 2021 with a total target grant date fair value of $6,000,000.

Pursuant to his Employment Agreement Amendment, Mr. Logan will also be entitled to continued base salary payments for a period of twenty-four months following a termination of employment without “cause” or a resignation for “good reason” (as each term is defined in the Employment Agreement). Alternatively, in the event that Mr. Logan’s employment is terminated by the Company without cause or he resigns for good reason within twenty-four months immediately following a change in control that occurs after January 1, 2022, Mr. Logan will be entitled to two (2) times the sum of (A) his base salary and (B) his target bonus, which amount shall be paid in equal installments over twenty-four months.

The Employment Agreement Amendment also replaced the provision in Mr. Logan’s existing employment agreement that provided him with a tax gross-up in the event excise taxes are imposed on him under Section 4999 of the Internal Revenue Code (“Section 4999”) with a “best net” provision. In the event Mr. Logan is entitled to receive amounts that would otherwise result in the imposition of excise taxes on him under Section 4999, such payments will be either (i) reduced to a level that will not trigger the imposition of Section 4999 excise taxes or (2) if the net after-tax amount Mr. Logan would retain after the imposition of such additional taxes would be greater, paid to him in full.

The foregoing description of the Employment Agreement Amendment is qualified in its entirety by the full text of the Employment Agreement Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Other NEO Amended Employment Agreements

On December 27, 2021, the Committee approved amendments to the employment agreements for Brian Schopfer and Michael Freed that provide for enhanced severance entitlements in the event of a qualifying termination of employment in connection with a change in control. Under the amendments to their employment agreements, in the event Mr. Schopfer or Mr. Freed are terminated by the Company without cause or they resign for good reason within twelve months immediately following a change in control that occurs after January 1, 2022, they will be entitled to one (1) times the sum of (A) their base salary and (B) their target bonus. Each of the employment agreements was also amended to provide that in the event the executive is entitled to receive amounts that would otherwise result in the imposition of excise taxes on him under Section 4999, such payments will be either (1) reduced to a level that will not trigger the imposition of Section 4999 excise taxes or (2) if the net after-tax amount the executive would retain after the imposition of such additional taxes would be greater, paid to him in full The foregoing description of the amendments to the employment agreements are qualified in their entirety by the full text of such agreements, which are attached hereto as Exhibits 10.2 and 10.3 and are incorporated herein by reference.

The Committee also approved revised compensation packages for Messrs. Schopfer and Freed, which are described below. The new base salaries are effective as of December 27, 2021 and short-term incentive compensation levels are effective for the 2022 calendar year.

	Base Salary	Short-Term Incentive Compensation
Brian Schopfer Chief Financial Officer	$450,000	Target of 65% of Base Salary (Maximum of 130% of Base Salary)
Michael Freed Chief Operating Officer	$412,000	Target of 50% of Base Salary (Maximum of 100% of Base Salary)

In addition to the foregoing, the Committee approved the following equity grants to the NEOs, which grants were made on December 27, 2021: (i) an equity grant with a target total grant date value equal to $6,000,000 for Mr. Logan, $4,000,000 of which will be granted in the form of RSUs and $2,000,000 of which will be granted in the form of PSUs, and (ii) an equity grant with a target total grant date value equal to $1,200,000 for Mr. Schopfer, $800,000 of which will be granted in the form of RSUs and $400,000 of which will be granted in the form of PSUs. The RSUs will vest in four equal annual installments beginning on the first anniversary of the grant date, and the PSUs will vest following the end of a three-year performance period subject to the achievement of specified performance goals in respect of relative total shareholder return and organic revenue growth. The Committee also approved a special short-term incentive bonus to Mr. Freed with a target value of $150,000, to be paid in two installments subject to (i) the achievement of specified levels based on the Company’s budgeted performance, and (ii) his continued employment through each of the applicable payment dates.

Short-Term Incentive Compensation Program

On December 27, 2021, the Committee also adopted and approved the terms of the Company’s executive short-term incentive compensation program (the “STIP”), which will govern the terms of annual cash incentive awards granted to eligible executives of the Company (including each of the Company’s current NEOs), as determined by the Committee from time to time. The Committee (or its delegate) will administer the STIP and will have the authority to determine all of the terms of the awards granted under the STIP.

Payments under the STIP are based on the achievement of specified performance goals, including 50% on EBITDA, 30% on Organic Revenue Growth and 20% on Free Cash Flow. Following the end of the performance period, the Committee will determine achievement of the performance goals. The specific targets relating to the performance goals will be set in connection with the establishment of the Company’s budget for the 2022 calendar year.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description
10.1^	Amendment No. 1 to the Amended and Restated Employment Agreement of Thomas Logan.
10.2^	Amendment No. 1 to the Third Amended and Restated Employment Agreement of Brian Schopfer.
10.3^	Amendment No. 1 to the Employment Agreement of Michael Freed.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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^	Indicates management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2021

Mirion Technologies, Inc.

By:	/s/ Brian Schopfer
Name:	Brian Schopfer
Title:	Chief Financial Officer

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